INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-11643, 333-11671, 333-20695, 333-64309 and 333-79961 of Suburban Lodges of
America, Inc., on Form S-8 of our report dated February 23, 2000, appearing in this Annual Report on Form 10-K of Suburban Lodges of America, Inc. for the year ended December 31, 1999.



/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 30, 2000